Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

 We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (333-199507) of Keysight Technologies, Inc. of our report dated December 22, 2014 relating to the combined and consolidated financial statements and financial statement schedule which appears in this Form 10-K.

/s/ PRICEWATERHOUSECOOPERS LLP

San Jose, California
December 22, 2014